UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 03, 2026

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street Suite 100
Denver, Colorado		80206
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 780-7389

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2026, Nuburu Defense, LLC (“Nuburu Defense”), a wholly-owned subsidiary of Nuburu, Inc. (the “Company”), entered into an International Cooperation Agreement (“Agreement”) with Tekne S.p.A. (“Tekne”) and Engineering Bureau Beryl LLC (“Beryl”), pursuant to which the parties will collaborate to support the deployment in Ukraine of a high-performance vehicle developed and manufactured by Tekne based on the Graelion platform, known as the “Tekne Graelion” (the “Product”). The Agreement provides a framework for the qualification, deployment, and coordinated industrial scaling of the Product in Ukraine. Tekne and Nuburu Defense are parties to a “Contratto di Rete” (the “Network Contract”), which is a specific form of joint-venture contractual agreement under Italian law, and this program is being entered into by Tekne and Nuburu Defense in connection with the Network Contract.

Beryl, a Ukrainian industrial company currently producing and supplying vehicles to Ukrainian military forces, is expected to verify compliance of the Product with the characteristics stated by the manufacturer, carry out mission-specific kit integration to bring the Product into conformity with the technical requirements of state customers in Ukraine, and demonstrate the Product to potential customers. Tekne will be the sole provider of the Product chassis and core technology required to operate the Product.

The Agreement provides a two-year exclusivity period during which (i) Beryl is prohibited from representing any product that competes with the Product, except for contracts entered into by Beryl prior to the effective date of the Agreement, and (ii) Tekne will not enter into negotiations with any other third party with respect to the deployment of the Product in Ukraine or development of the mission-specific kit integration of the Product. Under the Agreement, and as part of the Network Contract, Nuburu Defense and Tekne will establish a joint representative office in Kyiv to serve as the program’s operational, industrial and compliance coordination center. Under the Agreement, Nuburu Defense may provide capital, advance payments, and procurement support, enabling Tekne to acquire materials and components for the Product. Nuburu Defense and Tekne will jointly assess and determine the economic feasibility of any transaction involving the Product, including pricing, margin structure and overall program profitability thresholds.

Forward-Looking Statements

This Current Report contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this Current Report may be forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “seek,” “targets,” “projects,” “could,” “would,” “continue,” “forecast,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Many factors may cause the Company's actual results to differ materially from current expectations, including but not limited to: (1) the development of, and any transactions relating to, the Product in Ukraine pursuant to the Agreement, (2) the Company’s ability to realize the anticipated benefits of its recent reverse stock split and meet NYSE American listing standards; (3) the impact of the loss of the Company’s patent portfolio through foreclosure; (4) failure to achieve expectations regarding business development and the Company’s acquisition strategy; (5) the inability to access sufficient capital to operate; (6) the inability to realize the anticipated benefits of acquisitions; (7) changes in applicable laws or regulations; (8) adverse economic, business, or competitive factors; (9) financial market volatility due to geopolitical and economic factors; and (10) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recent periodic report on Form 10-K or Form 10-Q and other documents filed with the SEC from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this Current Report should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company does not give any assurance that it will achieve its expected results. The Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUBURU, INC.

Date:	March 5, 2026	By:	/s/ Alessandro Zamboni
Name: Alessandro Zamboni Title: Executive Chairman and Co-Chief Executive Officer